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                                                                   Exhibit 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 14, 2001, relating to the December 31, 2000 financial statements and financial highlights of Salomon Brothers Variable Investors Fund (one of the portfolios constituting Salomon Brothers Variable Series Funds Inc), which is also incorporated by reference into the N-14 Registration Statement. We also consent to the incorporation by reference of our report dated February 14, 2001, relating to the December 31, 2000 financial statements and financial highlights of Salomon Brothers Variable Investors Fund, in the Prospectus and Statement of Additional Information of Post Effective Amendment No. 5 to the Registration Statement on Form N-1A of Salomon Brothers Variable Series Funds Inc (the "N-1A Registration Statement"), which are incorporated by reference into the N-14 Registration Statement. We also consent to the references to us under the headings "Other Services", "Financial Statements and Experts" and "Financial Statements" in the Combined Prospectus/Proxy Statement and to the references to us under the headings "Financial Highlights and "Independent Accountants" in the N-1A Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
August 3, 2001